Exhibit 99.1

Jason Industries Announces Upcoming Investor Outreach Events
Provides Financial Outlook for Fiscal 2014

MILWAUKEE, September 18, 2014 -- Jason Industries, Inc. (JASN) (JASNW) (the “Company” or “Jason”),  parent company to a global family of manufacturing leaders in the seating, finishing, automotive acoustics, and components markets, today announced  it has released a new investor presentation and its upcoming investor conference schedule.  Jason also provided its financial outlook for fiscal 2014.

New Investor Presentation and Upcoming Investor Conference Participation

Today, Jason posted a new investor presentation on its website. The Company also announced that it will participate in a non-deal roadshow hosted by Robert W. Baird on September 22 and 23, 2014 in New York, NY and Boston, MA.

 In addition, Jason’s management team will participate in the following upcoming conferences:

- Robert W. Baird Industrial Conference, Chicago, IL, November 10-12, 2014

- Drexel Hamilton Micro-Cap Investor Forum, New York, NY, November 13, 2014

To view the updated investor presentation or listen to the upcoming conference webcasts, please visit the Company’s website, investors.jasoninc.com under Events & Presentations.

Outlook for Fiscal 2014

As previously disclosed, Jason continues to increase production capacity at its new Acoustics segment manufacturing facility in Battle Creek, Michigan as a result of significant new business awards from its customers. The Company’s near-term results will be impacted by labor and material inefficiencies associated with the ongoing startup of Battle Creek. The inefficiencies of the Battle Creek startup are expected to begin moderating in the fourth quarter of 2014.

David Westgate, Chief Executive Officer of Jason commented, “We are resolved to fix our operational inefficiencies at Battle Creek as quickly as possible.  We remain excited about our opportunities and are committed to utilizing the Jason Business System to drive revenue growth and margin expansion, and to identify attractive acquisition opportunities.”

As a result, Jason expects to report full year fiscal 2014 net sales in the range of $690 - $705 million and Adjusted EBITDA in a range of $76 - $80 million. This outlook includes additional corporate infrastructure costs associated with Jason becoming a public company.

About Jason Industries
The Company is the parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets, including Assembled Products (Buffalo Grove, Ill.), Janesville Acoustics (Southfield, Mich.), Metalex (Libertyville, Ill.), Milsco (Milwaukee, Wis.), Osborn (Cleveland, Ohio and Burgwald, Germany) and Sealeze (Richmond, Va.). All Jason companies utilize the Jason Business System, a collaborative manufacturing strategy applicable to a diverse group of companies that includes business principles and processes to ensure best-in-class results and collective strength. Headquartered in Milwaukee, Wis., Jason employs more than 4,000 individuals in 15 countries.

Forward Looking Statements
This press release may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Jason Industries, Inc. (“JASN”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual results and cause them to differ materially from those anticipated in the forward-looking statements.

More information on potential factors that could affect the Company’s financial condition and operating results is included in the “Risk Factors” section of the Company’s Proxy Statement dated June 16, 2014 and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the period ended June 27, 2014 included in the Company’s Form 8-K/A filed on August 11, 2014. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP and Other Company Information
Included in this press release are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors. Because the Company’s calculations of these measures may differ from similar measures used by other companies, you should be careful when comparing the Company’s non-GAAP financial measures to those of other companies. A reconciliation of non-GAAP financial measures to GAAP financial measures is included in an appendix to the Company’s investor presentation available on our website and in the Company’s Form 8-K/A filed on August 11, 2014.

Contact Information

Investor Relations
Richard Zubek
investors@jasoninc.com